UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014 (May 15, 2014)

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada	89113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Global Cash Access Holdings, Inc. (the “Company”) was held on May 15, 2014.

At the Annual Meeting, the Company’s stockholders (the “Stockholders”) voted to elect Ram V. Chary and Fred C. Enlow as Class III directors to the Board of Directors of the Company for a term expiring at the 2017 annual meeting of Stockholders, and to hold office until the designated annual meeting or until their successors are elected and qualified, or until their earlier resignation.  The table below indicates the voting results:

	For	Withheld	Broker Non- Votes
Ram V. Chary	56,125,858	726,237	4,266,907
Fred C. Enlow	56,124,821	727,274	4,266,907

The Stockholders also voted to approve, on an advisory (non-binding) basis, the compensation of the Company’ named executive officers as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 8, 2014.  The table below indicates the voting results:

For	Against	Abstentions	Broker Non- Votes
54,473,163	2,129,021	249,911	4,266,907

The Stockholders also voted to approve the Company’s 2014 Equity Incentive Plan.  The table below indicates the voting results:

For	Against	Abstentions	Broker Non- Votes
47,841,984	8,762,281	247,830	4,266,907

The Stockholders also voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The table below indicates the voting results:

For	Against	Abstentions
60,259,095	611,653	248,254

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: May 16, 2014

By: /s/ Randy L. Taylor

Randy L. Taylor
Chief Financial Officer